Camden National Corporation Reports a 2% increase in Third Quarter 2013 Net Income

CAMDEN, Maine, October 29, 2013/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $2.6 billion bank holding company headquartered in Camden, Maine, reported net income for the third quarter of 2013 of $6.4 million and diluted earnings per share of $0.83. The net income results of the third quarter of 2013 represent an increase of $111,000, or 2%, compared to the third quarter of 2012. For the third quarter of 2013, the Company achieved a return on average assets of 0.98% and a return on average tangible equity of 14.32%.

“Our net income for the first nine months of 2013 was $18.4 million or $2.39 per diluted share as compared to net income of $19.3 million or $2.50 per diluted share for the same period a year ago. This performance reflects the strength of our organization to make a strategic investment in acquiring fourteen branches last year and still report solid earnings and returns. We expect the financial performance of these branches to improve over time as we convert the cash from the acquired low cost core deposits into loans. In these markets, with additional lenders and our expanded presence, we have closed over $75 million in loans in less than one year,” said Gregory A. Dufour, president and chief executive officer of Camden National Corporation. Dufour added, "The divestiture of five Franklin County branches on October 4, 2013 had a minimal impact on the Company's third quarter results."

Balance Sheet

Total assets at September 30, 2013 were $2.6 billion, representing a $32.5 million increase, or 1%, since December 31, 2012. The growth in total assets was primarily driven by an increase in loans (excluding loans held for sale) of $26.1 million. Our loan growth is centered in the consumer and commercial real estate portfolios, which experienced increases of $29.9 million and $16.4 million, respectively. The growth in the consumer portfolio was led by our promotions on home equity lines and a short-term fixed-rate home equity product. Since year end we experienced declines in our residential real estate and commercial portfolios of $7.8 million and $12.6 million, respectively. The residential real estate portfolio decreased primarily due to the sale of $28.2 million in 30-year fixed-rate production to manage our interest rate risk profile.

Total deposits at September 30, 2013 of $2.0 billion increased $43.9 million, or 2%, since December 31, 2012. The increase is primarily driven by an increase in core deposits (demand, interest checking, savings, and money market) of $80.8 million, offset by a decrease in retail certificates of deposit of $39.2 million. The increase in core deposits was the result of normal business with customers and large deposits received from our municipal relationships in the third quarter of 2013.

Third Quarter Operating Results

Our net interest income of $18.7 million for the third quarter of 2013 increased $260,000, or 1%, compared to the third quarter of 2012. The increase reflects growth in our average loan balance of $61.4 million, partially offset by a 17 basis point decline in the net interest margin on a fully-taxable basis to 3.13% for the third quarter of 2013. We continue to experience a decline in the net interest margin due to the low interest rate environment as the yield on average interest-earning assets declined 40 basis points from the third quarter of 2012 to 3.65%. However, the decline in earning asset yields has been partially offset by a decline in our overall cost of funds. The average cost of funds for the third quarter of 2013 was 0.54%, which is a decrease of 24 basis points compared to the third quarter of 2012.

Non-interest income for the third quarter of 2013 of $6.5 million increased $1.4 million, or 29%, compared to the third quarter of 2012. The significant changes in non-interest income include:

•	Deposit-related and other service fees increased $929,000 due to new customer accounts from the branch acquisition in the fourth quarter of 2012.

•	A net gain from the sale of available-for-sale securities of $647,000 in the third quarter of 2013, which is an increase of $460,000 from the third quarter of 2012.

Non-interest expense for the third quarter of 2013 of $15.2 million increased $1.8 million, or 14%, compared to the third quarter of 2012. The increase reflects the incremental costs associated with the addition of new branch locations in the fourth quarter of 2012. These costs include salaries and benefits for new employees and general operating costs, including facility-related costs. The increase in non-interest expense for the third quarter of 2013 was partially offset by a decrease in one-time transaction-related costs of $349,000 as compared to the third quarter of 2012.

Asset Quality

Our asset quality metrics for the period ended September 30, 2013 remained relatively stable as compared to the period ended June 30, 2013. The ratios of allowance for credit losses and loans past due to total loans each decreased 2 basis points to 1.43% and 0.25%, respectively. Annualized three and nine months ended net charge-offs to average loans for September 30, 2013 were 0.33% and 0.20%, respectively. Non-performing assets to total assets at September 30, 2013 of 1.24% increased 15 basis points from prior quarter as one large relationship was placed on non-accrual status. Our ratio of non-performing assets to total assets continues to compare favorably to our national peer group's average of 2.29% as disclosed in the most recent June 30, 2013 Bank Holding Company Performance Report.

Dividends and Capital

The board of directors approved a dividend of $0.27 per share, payable on October 31, 2013, to shareholders of record as of October 17, 2013. This distribution represents an annualized dividend yield of 2.65%, based on the September 30, 2013 closing price of Camden National's common stock at $40.76 per share as reported by NASDAQ.

On September 24, 2013, the board of directors approved a common stock repurchase program for the repurchase of up to 250,000 shares of the Company's outstanding common stock. The program is expected to continue until the authorized number of shares is repurchased or the board of directors terminate the program.

Camden National's total risk-based capital ratio, Tier 1 risk-based capital ratio, and Tier 1 leverage capital ratio were 16.21%, 14.96%, and 9.24%, respectively, at September 30, 2013. Camden National Corporation and its wholly-owned subsidiary, Camden National Bank, continue to exceed the minimum total and Tier 1 risk-based capital ratios of 10% and 6%, respectively, and the Tier 1 leverage capital ratio of 5% required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, recognized by Forbes as one of “America's Most Trustworthy Companies” in 2012 and 2013*, is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 44 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at www.CamdenNational.com. Member FDIC. *From Forbes.com March 18, 2013. © 2013 Forbes.com LLC. All rights reserved. Used by permission and protected by the Copyright Laws of the United States.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” or “goal,” or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: continued weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, a change in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; adverse changes in the local real estate market could result in a deterioration of credit quality and an increase in the allowance for loan loss, as most of the Company's loans are concentrated in Maine, and a substantial portion of these loans have real estate as collateral; changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; competitive pressures, including continued industry consolidation, the increased financial services provided by non-banks and banking reform; continued volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and the Company's ability to originate loans and could lead to impairment in the value of securities in the Company's investment portfolios; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; new laws and regulations regarding the financial services industry; changes in laws and regulations including laws and regulations concerning taxes, banking, securities and insurance; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in the Company's Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. A reconciliation to the comparable GAAP financial measure can be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.camdennational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Selected Financial and Per Share Data:
Return on average assets	0.98%	1.03%	0.95%	1.09%
Return on average equity	11.03%	10.90%	10.52%	11.45%
Return on average tangible equity	14.32%	13.54%	13.60%	14.31%
Tangible equity to tangible assets (non-GAAP) (1)	7.07%	7.86%	7.07%	7.86%
Efficiency ratio (non-GAAP) (1)	61.25%	55.10%	61.81%	54.77%
Net interest margin	3.13%	3.30%	3.21%	3.39%
Tier 1 leverage capital ratio	9.24%	9.57%	9.24%	9.57%
Tier 1 risk-based capital ratio	14.96%	15.13%	14.96%	15.13%
Total risk-based capital ratio	16.21%	16.39%	16.21%	16.39%
Basic earnings per share	$0.83	$0.82	$2.40	$2.51
Diluted earnings per share	$0.83	$0.82	$2.39	$2.50
Cash dividends declared per share	$0.27	$0.25	$0.81	$0.75
Book value per share	$30.38	$30.84	$30.38	$30.84
Tangible book value per share (non-GAAP) (1)	$23.52	$25.00	$23.52	$25.00
Weighted average number of common shares outstanding	7,643,720	7,619,411	7,636,352	7,655,619
Diluted weighted average number of common shares outstanding	7,666,305	7,639,434	7,651,870	7,669,763

(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures".

Statement of Condition Data (unaudited)

(In Thousands, Except Number of Shares)	September 30, 2013	December 31, 2012	September 30, 2012
ASSETS
Cash and due from banks	$57,086	$58,290	$48,933
Securities
Securities available-for-sale, at fair value	783,243	781,050	730,630
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	19,724	21,034	21,034
Total securities	802,967	802,084	751,664
Trading account assets	2,309	2,300	2,259
Loans held for sale	1,313	—	—
Loans	1,589,946	1,563,866	1,540,600
Less allowance for loan losses	(22,661)	(23,044)	(22,851)
Net loans	1,567,285	1,540,822	1,517,749
Goodwill and other intangible assets	52,436	53,299	44,485
Bank-owned life insurance	46,039	45,053	44,706
Premises and equipment, net	26,751	28,059	25,084
Deferred tax asset	16,035	7,663	5,681
Interest receivable	5,678	6,215	6,373
Other real estate owned	1,802	1,313	596
Other assets	17,554	19,659	20,345
Total assets	$2,597,255	$2,564,757	$2,467,875
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$282,023	$240,749	$212,011
Interest checking, savings and money market	1,208,691	1,169,148	1,007,148
Retail certificates of deposit	379,281	418,442	362,103
Brokered deposits	103,369	101,130	108,057
Total deposits	1,973,364	1,929,469	1,689,319
Federal Home Loan Bank advances	96,130	56,404	171,519
Other borrowed funds	207,326	259,940	270,691
Junior subordinated debentures	43,896	43,819	43,794
Accrued interest and other liabilities	44,257	41,310	57,574
Total liabilities	2,364,973	2,330,942	2,232,897
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,646,664, 7,620,072 and 7,622,750 shares on September 30, 2013 and 2012 and December 31, 2012, respectively	50,265	49,667	49,455
Retained earnings	193,304	181,151	178,844
Accumulated other comprehensive income (loss)
Net unrealized (losses) gains on securities available-for-sale, net of tax	(5,073)	12,943	16,311
Net unrealized losses on derivative instruments, at fair value, net of tax	(3,614)	(7,205)	(7,909)
Net unrecognized losses on postretirement plans, net of tax	(2,600)	(2,741)	(1,723)
Total accumulated other comprehensive income (loss)	(11,287)	2,997	6,679
Total shareholders’ equity	232,282	233,815	234,978
Total liabilities and shareholders’ equity	$2,597,255	$2,564,757	$2,467,875

Statement of Income Data (unaudited)

	Three Months Ended September 30,
(In Thousands, Except Number of Shares and Per Share Data)	2013	2012
Interest Income
Interest and fees on loans	$17,470	$18,084
Interest on U.S. government and sponsored enterprise obligations	4,091	4,153
Interest on state and political subdivision obligations	292	344
Interest on federal funds sold and other investments	38	55
Total interest income	21,891	22,636
Interest Expense
Interest on deposits	1,780	2,218
Interest on borrowings	767	1,337
Interest on junior subordinated debentures	637	634
Total interest expense	3,184	4,189
Net interest income	18,707	18,447
Provision for credit losses	665	868
Net interest income after provision for credit losses	18,042	17,579
Non-Interest Income
Service charges on deposit accounts	1,750	1,386
Other service charges and fees	1,568	1,003
Income from fiduciary services	1,149	1,155
Mortgage banking income, net	93	8
Brokerage and insurance commissions	354	360
Bank-owned life insurance	334	353
Net gain on sale of securities and other-than-temporary impairment of securities	647	187
Other income	580	586
Total non-interest income	6,475	5,038
Non-Interest Expenses
Salaries and employee benefits	8,115	7,270
Furniture, equipment and data processing	1,668	1,131
Net occupancy	1,242	930
Other real estate owned and collection costs	489	571
Consulting and professional fees	504	408
Regulatory assessments	496	450
Amortization of intangible assets	289	144
Branch acquisition/divestiture costs	47	396
Other expenses	2,349	2,070
Total non-interest expenses	15,199	13,370
Income before income taxes	9,318	9,247
Income Taxes	2,952	2,992
Net Income	$6,366	$6,255
Per Share Data
Basic earnings per share	$0.83	$0.82
Diluted earnings per share	$0.83	$0.82

Statement of Income Data (unaudited) - continued

	Nine Months Ended September 30,
(In Thousands, Except Number of Shares and Per Share Data)	2013	2012
Interest Income
Interest and fees on loans	$53,324	$54,787
Interest on U.S. government and sponsored enterprise obligations	12,441	12,387
Interest on state and political subdivision obligations	889	1,064
Interest on federal funds sold and other investments	144	160
Total interest income	66,798	68,398
Interest Expense
Interest on deposits	5,427	7,146
Interest on borrowings	2,352	4,164
Interest on junior subordinated debentures	1,894	1,904
Total interest expense	9,673	13,214
Net interest income	57,125	55,184
Provision for credit losses	2,034	2,708
Net interest income after provision for credit losses	55,091	52,476
Non-Interest Income
Service charges on deposit accounts	5,189	3,857
Other service charges and fees	4,510	2,804
Income from fiduciary services	3,567	3,883
Mortgage banking income, net	1,251	476
Brokerage and insurance commissions	1,175	1,109
Bank-owned life insurance	986	1,034
Net gain on sale of securities and other-than-temporary impairment of securities	785	1,059
Other income	1,724	1,798
Total non-interest income	19,187	16,020
Non-Interest Expenses
Salaries and employee benefits	24,437	21,150
Furniture, equipment and data processing	5,203	3,555
Net occupancy	4,201	3,061
Other real estate owned and collection costs	1,355	1,694
Consulting and professional fees	1,636	1,351
Regulatory assessments	1,495	1,317
Amortization of intangible assets	863	433
Branch acquisition/divestiture costs	279	704
Other expenses	7,878	7,003
Total non-interest expenses	47,347	40,268
Income before income taxes	26,931	28,228
Income Taxes	8,572	8,978
Net Income	$18,359	$19,250
Per Share Data
Basic earnings per share	$2.40	$2.51
Diluted earnings per share	$2.39	$2.50

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	September 30, 2013			September 30, 2012
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$765,635	$4,126	2.16%	$667,341	$4,199	2.52%
Securities - nontaxable (1)	30,481	450	5.91%	36,608	529	5.78%
Trading account assets	2,291	2	0.43%	2,205	9	1.62%
Loans: (2)
Residential real estate	568,099	6,043	4.25%	569,569	6,685	4.69%
Commercial real estate	522,932	6,256	4.68%	497,051	6,139	4.83%
Commercial	171,350	1,870	4.27%	165,263	1,957	4.63%
Municipal (1)	12,850	132	4.08%	16,478	187	4.51%
Consumer	322,912	3,215	3.95%	288,384	3,181	4.39%
Total loans	1,598,143	17,516	4.33%	1,536,745	18,149	4.67%
Total interest-earning assets	2,396,550	22,094	3.65%	2,242,899	22,886	4.05%
Cash and due from banks	44,307			40,944
Other assets	168,792			152,713
Less: allowance for loan losses	(23,041)			(23,059)
Total assets	$2,586,608			$2,413,497

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$264,147	—	—	$210,203	—	—
Interest checking accounts	480,674	86	0.07%	401,204	95	0.09%
Savings accounts	243,583	35	0.06%	196,507	61	0.12%
Money market accounts	438,831	326	0.29%	367,532	512	0.55%
Certificates of deposit	386,052	982	1.01%	368,505	1,188	1.28%
Total retail deposits	1,813,287	1,429	0.31%	1,543,951	1,856	0.48%
Borrowings:
Brokered deposits	105,625	351	1.32%	111,518	362	1.29%
Junior subordinated debentures	43,884	637	5.76%	43,781	634	5.76%
Other borrowings	367,240	767	0.83%	449,622	1,337	1.18%
Total borrowings	516,749	1,755	1.35%	604,921	2,333	1.53%
Total funding liabilities	2,330,036	3,184	0.54%	2,148,872	4,189	0.78%
Other liabilities	27,663			36,255
Shareholders' equity	228,909			228,370
Total liabilities & shareholders' equity	$2,586,608			$2,413,497

Net interest income (fully-taxable equivalent)		18,910			18,697
Less: fully-taxable equivalent adjustment		(203)			(250)
Net interest income		$18,707			$18,447

Net interest rate spread (fully-taxable equivalent)			3.11%			3.27%
Net interest margin (fully-taxable equivalent)			3.13%			3.30%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Nine Months Ended			At or for the Nine Months Ended
	September 30, 2013			September 30, 2012
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$770,166	$12,571	2.18%	$615,233	$12,528	2.72%
Securities - nontaxable (1)	30,983	1,367	5.88%	38,106	1,637	5.73%
Trading account assets	2,258	14	0.83%	2,194	19	1.16%
Loans: (2)
Residential real estate	572,032	19,214	4.48%	574,134	20,695	4.81%
Commercial real estate	512,686	18,558	4.77%	488,142	18,263	4.92%
Commercial	175,572	5,805	4.36%	167,681	5,985	4.69%
Municipal (1)	12,464	400	4.29%	14,527	534	4.91%
Consumer	313,489	9,487	4.05%	285,522	9,497	4.44%
Total loans	1,586,243	53,464	4.47%	1,530,006	54,974	4.76%
Total interest-earning assets	2,389,650	67,416	3.75%	2,185,539	69,158	4.20%
Cash and due from banks	44,268			37,723
Other assets	167,284			153,818
Less: allowance for loan losses	(23,233)			(23,146)
Total assets	$2,577,969			$2,353,934

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$239,996	—	—	$242,855	—	—
Interest checking accounts	475,343	244	0.07%	319,463	251	0.10%
Savings accounts	236,712	99	0.06%	188,797	242	0.17%
Money market accounts	446,852	1,037	0.31%	357,938	1,568	0.59%
Certificates of deposit	400,211	2,981	1.00%	379,216	3,786	1.33%
Total retail deposits	1,799,114	4,361	0.32%	1,488,269	5,847	0.52%
Borrowings:
Brokered deposits	118,210	1,066	1.21%	123,959	1,299	1.40%
Junior subordinated debentures	43,858	1,894	5.77%	43,756	1,904	5.81%
Other borrowings	351,387	2,352	0.89%	438,954	4,164	1.27%
Total borrowings	513,455	5,312	1.38%	606,669	7,367	1.62%
Total funding liabilities	2,312,569	9,673	0.56%	2,094,938	13,214	0.84%
Other liabilities	32,002			34,517
Shareholders' equity	233,398			224,479
Total liabilities & shareholders' equity	$2,577,969			$2,353,934

Net interest income (fully-taxable equivalent)		57,743			55,944
Less: fully-taxable equivalent adjustment		(618)			(760)
Net interest income		$57,125			$55,184

Net interest rate spread (fully-taxable equivalent)			3.19%			3.36%
Net interest margin (fully-taxable equivalent)			3.21%			3.39%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended
(In Thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Non-accrual loans:
Residential real estate	$10,224	$8,624	$10,311	$10,584	$9,459
Commercial real estate	9,847	6,634	5,782	6,719	7,121
Commercial	2,994	3,233	3,134	3,409	3,765
Consumer	2,018	1,945	2,341	1,771	1,929
Total non-accrual loans	25,083	20,436	21,568	22,483	22,274
Loans 90 days past due and accruing	24	—	49	611	246
Renegotiated loans not included above	5,379	5,701	5,491	4,674	3,162
Total non-performing loans	30,486	26,137	27,108	27,768	25,682
Other real estate owned:
Residential real estate	1,126	1,038	1,101	669	421
Commercial real estate	676	1,117	812	644	175
Total other real estate owned	1,802	2,155	1,913	1,313	596
Total non-performing assets	$32,288	$28,292	$29,021	$29,081	$26,278
Loans 30-89 days past due:
Residential real estate	$1,419	$1,827	$1,165	$1,658	$1,256
Commercial real estate	833	1,591	3,375	2,618	1,938
Commercial	529	202	731	1,043	1,135
Consumer	1,207	716	962	2,721	452
Total loans 30-89 days past due	$3,988	$4,336	$6,233	$8,040	$4,781
Allowance for loan losses at the beginning of the period	$23,044	$23,044	$23,044	$23,011	$23,011
Provision for loan losses	2,051	1,384	684	3,791	2,676
Charge-offs:
Residential real estate	687	347	145	1,197	1,024
Commercial real estate	762	171	80	593	209
Commercial	823	444	277	1,393	1,146
Consumer	598	470	85	1,319	987
Total charge-offs	2,870	1,432	587	4,502	3,366
Total recoveries	436	325	228	744	530
Net charge-offs	2,434	1,107	359	3,758	2,836
Allowance for loan losses at the end of the period	$22,661	$23,321	$23,369	$23,044	$22,851
Components of allowance for credit losses:
Allowance for loan losses	$22,661	$23,321	$23,369	$23,044	$22,851
Liability for unfunded credit commitments	28	30	35	45	51
Balance of allowance for credit losses	$22,689	$23,351	$23,404	$23,089	$22,902
Ratios:
Non-performing loans to total loans	1.92%	1.63%	1.72%	1.78%	1.67%
Non-performing assets to total assets	1.24%	1.09%	1.12%	1.13%	1.06%
Allowance for credit losses to total loans	1.43%	1.45%	1.48%	1.48%	1.49%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.33%	0.20%	0.09%	0.24%	0.33%
Year-to-date	0.20%	0.14%	0.09%	0.24%	0.25%
Allowance for credit losses to non-performing loans	74.42%	89.34%	86.34%	83.15%	89.18%
Loans 30-89 days past due to total loans	0.25%	0.27%	0.39%	0.51%	0.31%

Reconciliation of non-GAAP to GAAP Financial Measures
Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes branch acquisition and divestiture costs and prepayment fees on borrowings from non-interest expense, excludes net gains on sale of securities and other-than-temporary impairment from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2013	2012	2013	2012
Non-interest expense, as presented	$15,199	$13,370	$47,347	$40,268
Less branch acquisition/divestiture costs	47	396	279	704
Less prepayment fees on borrowings	—	—	—	728
Adjusted non-interest expense	$15,152	$12,974	$47,068	$38,836

Net interest income, as presented	$18,707	$18,447	$57,125	$55,184
Effect of tax-exempt income	203	250	618	760
Non-interest income, as presented	6,475	5,038	19,187	16,020
Less gains on sale of securities, net of other-than-temporary impairments	647	187	785	1,059
Adjusted net interest income plus non-interest income	$24,738	$23,548	$76,145	$70,905
Non-GAAP efficiency ratio	61.25%	55.10%	61.81%	54.77%
GAAP efficiency ratio	60.36%	56.93%	62.04%	56.55%
The following table provides a reconciliation between tax-equivalent net interest income to GAAP net interest income using a 35.0% tax rate.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2013	2012	2013	2012
Net interest income, as presented	$18,707	$18,447	$57,125	$55,184
Effect of tax-exempt income	203	250	618	760
Net interest income, tax equivalent	$18,910	$18,697	$57,743	$55,944
The following table provides a reconciliation between tangible book value per share and book value per share, which has been prepared in accordance with GAAP:

	At September 30,	At December 31,	At September 30,
(In Thousands, Except Number of Shares and Per Share Data)	2013	2012	2012
Shareholders' equity, as presented	$232,282	$233,815	$234,978
Less goodwill and other intangible assets	52,436	53,299	44,485
Tangible shareholders' equity	$179,846	$180,516	$190,493
Shares outstanding at period end	7,646,664	7,622,750	7,620,072
Tangible book value per share	$23.52	$23.68	$25.00
Book value per share	$30.38	$30.67	$30.84

The following table provides a reconciliation between tangible shareholders' equity to tangible assets and shareholders' equity to assets, which has been prepared in accordance with GAAP:

	At September 30,	At December 31,	At September 30,
(In Thousands)	2013	2012	2012
Shareholders' equity, as presented	$232,282	$233,815	$234,978
Less goodwill and other intangibles	52,436	53,299	44,485
Tangible shareholders' equity	$179,846	$180,516	$190,493
Total assets	$2,597,255	$2,564,757	$2,467,875
Less goodwill and other intangibles	52,436	53,299	44,485
Tangible assets	$2,544,819	$2,511,458	$2,423,390
Tangible equity to tangible assets	7.07%	7.19%	7.86%
Shareholders' equity to assets	8.94%	9.12%	9.52%

CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, 207.230.2058, marcher@camdennational.com